Exhibit 10.1

SECOND AMENDMENT TO THE

SUNSTONE HOTEL INVESTORS, INC.

2004 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Second Amendment”) to the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective May 1, 2007, and as amended by the First Amendment thereto effective December 31, 2008 (the “Plan”), is made by Sunstone Hotel Investors, Inc. (the “Company”) to be effective as of May 5, 2010.

WHEREAS, the Company maintains the Plan for the benefit of certain participants;

WHEREAS, the Company desires to amend certain provisions of the Plan in order to (i) increase the number of shares of the Company’s common stock available for awards thereunder by an additional 2,200,000 shares, and (ii) prohibit the repricing of stock options and stock appreciation rights without the approval of the Company’s shareholders; and

WHEREAS, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 1.6(a) of the Plan is hereby amended and restated in its entirety as follows:

“The total number of shares of Common Stock, which may be transferred pursuant to Awards granted under the Plan shall not exceed six million fifty thousand (6,050,000) shares.”

2. The following paragraph shall be added as a new Section 2.12 of the Plan:

“Section 2.12 Prohibition on Repricing

Subject to the provisions of Section 1.6(b) hereof, the Committee shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding stock option or stock appreciation right granted under the Plan to reduce its price per share, or (ii) cancel any stock option or stock appreciation right granted under the Plan in exchange for cash or another Award when the price per share of such stock option or stock appreciation right exceeds the Fair Market Value of the underlying shares of Common Stock. Subject to the provisions of Section 1.6(b), the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.”

3. This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

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IN WITNESS WHEREOF, the Board has caused this Second Amendment to the Plan to be duly executed on this 5th day of May, 2010.

SUNSTONE HOTEL INVESTORS, INC.

/s/ Arthur L. Buser, Jr.
Arthur L. Buser, Jr. Director, President and Chief Executive Officer